UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      September 29, 2009

LAS VEGAS SANDS CORP.
(Exact Name of Registrant Specified in Charter)
NEVADA
(State or Other Jurisdiction of Incorporation)
001-32373	27-0099920
(Commission File Number)	(I.R.S. Employer Identification No.)
3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

(702) 414-1000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 29, 2009, the Company’s Board of Directors appointed Michael Quartieri, 41, as the Company's Chief Accounting Officer, to serve as its principal accounting officer. Mr. Quartieri also serves as the Company’s Vice President and Global Controller. Mr. Quartieri has been the Company’s Corporate Controller since October 2006. From August 2005 until he joined the Company, Mr. Quartieri was a Director at Deloitte & Touche LLP in Las Vegas, Nevada. From August 2000 until August 2005, he was a Senior Manager at Deloitte & Touche LLP in Los Angeles, California and Las Vegas, Nevada.

Mr. Quartieri and the Company are parties to an employment agreement, dated as of October 1, 2006. In connection with Mr. Quartieri’s appointment, his employment agreement was amended, effective October 1, 2009 (as amended, the “Employment Agreement”). The Employment Agreement expires on September 30, 2012.

Pursuant to the Employment Agreement, Mr. Quartieri will have such powers, duties and responsibilities as are generally associated with his position. Under the Employment Agreement, Mr. Quartieri receives an annual base salary of $356,250 and is eligible to participate in the Company’s bonus plan with a target bonus of 40% of his annual salary. Mr. Quartieri is also eligible to receive stock options under the Company’s 2004 Equity Award Plan, and was granted 10,000 non-qualified stock options on November 10, 2006 with a strike price of $82.35, 15,000 non-qualified stock options on April 23, 2008 with a strike price of $69.60, and 24,000 non-qualified stock options on June 18, 2009 with a strike price of $7.73 under the 2004 Equity Award Plan. Each stock option grant vests in four equal installments commencing with the first anniversary of the applicable date of grant. Under the Employment Agreement, Mr. Quartieri is entitled to receive other employee benefits generally made available to the Company’s employees.

In the event of a termination of Mr. Quartieri’s employment for cause (as defined in his Employment Agreement), all salary and benefits immediately cease. In the event of a termination of Mr. Quartieri’s employment by the Company without cause, the Company is obligated to pay Mr. Quartieri his base salary for the lesser of (i) a period of twelve full months or (ii) the remainder of the term of his Employment Agreement as of the time of termination. In the event that Mr. Quartieri secures a new position with compensation which is less than his base salary, that compensation will be offset against the base salary continuation referred to in the previous sentence and the Company will only be required to pay the base salary continuation minus this offset.

In the event that the Employment Agreement expires, is not extended by the parties and Mr. Quartieri remains in the employee of the Company, Mr. Quartieri would be deemed to be an “at-will” employee and the Company may terminate Mr. Quartieri with or without cause without any further liability.

Mr. Quartieri’s Employment Agreement also contains restrictive and non-solicitation covenants. In addition, the Employment Agreement may not be amended, changed or modified except by a written document signed by each of the parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 5, 2009

LAS VEGAS SANDS CORP.
By:	/s/ J. Alberto Gonzalez-Pita
Name: J. Alberto Gonzalez-Pita Title: Senior Vice President, General Counsel and Secretary